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                                                                  Exhibit 99.(k)

[COUNTRY letterhead]


                              April 26, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen,

With reference to the Registration Statement on Form N-6 filed by COUNTRY Investors Life Assurance Company ("Company") and its COUNTRY Investors Variable Life Account with the Securities and Exchange Commission covering certain variable universal life insurance policies, I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examinations, it is my opinion that:

(1) The Company is duly organized and validly existing under the laws of the State of Illinois.

(2) The variable universal life policies, when issued as contemplated by the said Form N-6 Registration Statement will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the said Form N-6 Registration Statement and to the reference to my name under the caption "Legal Matters" in the Prospectus contained in the said Registration Statement. In giving this consent, I am not admitting that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                              Very truly yours,

                              /s/ Paul M. Harmon

                              Paul M. Harmon
                              General Counsel